Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Prospectus and Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Rhinebeck Bancorp, Inc. of our report dated March 13, 2026 on the consolidated financial statements of Rhinebeck Bancorp, Inc. as of December 31, 2025 and 2024, and for the years then ended, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to our firm appearing under the heading “Experts” in this Prospectus and Registration Statement.

Boston, Massachusetts

April 24, 2026